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             BALLOT FOR OWNERS OF JUNIOR SUBORDINATED DEBENTURES OF
                              FLAGSTAR CORPORATION
                             CLASS 6 UNDER THE PLAN
                    TO BE RECEIVED BY THE SOLICITATION AGENT
               BEFORE 5:00 P.M., EASTERN TIME, ____________, 1997











                         UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE


In re                                      )  Case No. 97-
                                           )  Chapter 11
FLAGSTAR COMPANIES, INC.,                  )
FLAGSTAR CORPORATION                       )  BALLOT FOR ACCEPTING OR
                                           )  REJECTING "DEBTORS' JOINT PLAN OF
                                  Debtors. )  REORGANIZATION" TO BE FILED BY
                                           )  FLAGSTAR COMPANIES, INC. AND
                                           )  FLAGSTAR CORPORATION
                                           )  (CLASS 6)




THIS BALLOT IS TO BE USED BY BENEFICIAL OWNERS OF 10% JUNIOR SUBORDINATED CONVERTIBLE DEBENTURES OF FLAGSTAR CORPORATION (THE "JUNIOR SUBORDINATED DEBENTURES") OR REGISTERED HOLDERS WHO ARE BENEFICIAL OWNERS. PLEASE READ AND FOLLOW THE ATTACHED INSTRUCTIONS CAREFULLY. PLEASE COMPLETE, SIGN AND DATE THIS BALLOT AND RETURN IT IN THE ENCLOSED ENVELOPE PROMPTLY. IF YOUR VOTE HAS NOT BEEN RECEIVED BY ______________________________ (THE "SOLICITATION AGENT") BY 5:00 P.M., EASTERN TIME, ON ____________, 1997, UNLESS EXTENDED (THE "DEADLINE"), IT WILL NOT BE COUNTED. IF THE ENCLOSED RETURN ENVELOPE IS ADDRESSED TO YOUR NOMINEE OR YOUR NOMINEE'S PROXY INTERMEDIARY, PLEASE MAIL YOUR BALLOT SUFFICIENTLY IN ADVANCE OF THE DEADLINE SO THAT IT MAY BE PROCESSED AND FORWARDED TO THE SOLICITATION AGENT BEFORE THE DEADLINE. FACSIMILE BALLOTS WILL NOT BE ACCEPTED.

         Flagstar Companies, Inc. ("FCI") and its wholly-owned subsidiary Flagstar Corporation ("Flagstar") are soliciting your vote with respect to their joint plan of reorganization under Chapter 11 of the United States Bankruptcy Code (the "Plan") referred to and described in the accompanying Solicitation and Disclosure Statement dated ____________, 1997, (the "Solicitation Statement"). This Ballot is to be used by beneficial owners, or



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registered holders who are beneficial owners, of the Junior Subordinated
Debentures. The Junior Subordinated Debentures are classified as Class 6 in the Plan. Please review the Solicitation Statement and the appendices thereto carefully before you vote. Capitalized terms not defined herein shall have the meanings ascribed to them in the Plan.

         FCI and Flagstar have not yet commenced their Reorganization Cases. If the Plan receives sufficient acceptances, FCI and Flagstar intend to commence their Reorganization Cases and promptly seek Confirmation of the Plan.

         The Plan can be confirmed by the Bankruptcy Court if (i) it is accepted by at least one Impaired Class of Claims or Interests (without counting the vote of any insider), (ii) the Bankruptcy Court finds that the Plan accords fair and equitable treatment to any Class that rejects or is deemed to have rejected the Plan, and (iii) the Bankruptcy Court determines the Plan otherwise satisfies the requirements of section 1129(b) of the United States Bankruptcy Code. A Class of Claims will be deemed to have accepted the Plan if Holders of at least two-thirds in dollar amount and more than one-half in number of the Claims in such class who cast timely Ballots vote to accept the Plan. If the Plan is confirmed by the Bankruptcy Court, all Holders of the Junior Subordinated Debentures and all other Holders of Claims against and Interests in the Company (including those who abstain or vote to reject the Plan) will be bound by the Plan and the transactions contemplated thereby.

         The record date (the "Record Date") for purposes of determining which holders of Junior Subordinated Debentures are eligible to vote on the Plan is ____________, 1997. Only holders of Junior Subordinated Debentures in whose name such securities are registered on the books of the Company on the Record Date or any person who has obtained a properly completed proxy from such person are eligible to vote on the Plan. Holders of Junior Subordinated Debentures who purchased such securities or whose purchase of such securities is registered after the Record Date who wish to vote on the Plan must arrange with their respective seller(s) to receive a proxy from the holder of record on such date, a form of which is included on the last page of this Ballot for your convenience.

         In the event Class 6 does not accept the Plan, then (x) no Holder of any Claim or Interest junior to the Allowed Class 6 Interests shall receive or retain any interest or property under the Plan, and (y) the Holders of Allowed Class 6 Interests shall not receive any interest or property under the Plan.

         Under the terms of the Plan (but subject to the agreements to be made by Holders of Senior Subordinated Debentures described in the following paragraph), (i) in the event that the Holders of Junior Subordinated Debentures do not accept the Plan, then each Holder of Senior Subordinated Debentures will also be entitled to receive its pro rata share of the 4.50% of the New Common Stock that would otherwise have been distributed to Holders of Junior Subordinated Debentures and Old Preferred Stock and its pro rata share of the New Warrants that would otherwise have been distributed to Holders of the Old Common Stock, and (ii) in the event that the Holders of the Old Preferred Stock do not accept the Plan but the Holders of Junior Subordinated Debentures accept the Plan, then each Holder of Senior Subordinated Debentures will receive its pro rata share of the 1.25% of the New Common Stock that would otherwise have been distributed to the Holders of the Old Preferred Stock and will be entitled to receive its pro rata share of the New Warrants that would otherwise have been distributed to Holders of the Old Common Stock, and (iii) in the event that Holders of the Old Common Stock do not accept the Plan but Holders of Junior Subordinated Debentures and Old preferred Stock accept the Plan, then each Holder of Senior Subordinated Debentures will also receive its pro rata share of the New Warrants.

         Notwithstanding the terms of the Plan, it is contemplated that Holders of Senior Subordinated Debentures will agree to make distributions to the Holders of the Old Preferred Stock and Holders of the Old Common Stock if such Classes vote in favor of the Plan even if such Classes would not be entitled to a distribution under the terms of the Plan because the Plan has not been accepted by one or more senior classes. A vote in favor of the Plan by Holders of Senior Subordinated Debentures will also constitute a consent to the redistribution of the Plan consideration to which such Holders are entitled if either or both of the Classes of Holders of Junior Subordinated Debentures and Holders of Old Preferred Stock do not accept the Plan and either or both of the Classes of Holders of Old Preferred Stock and Holders of Old Common Stock do accept the Plan, such redistribution to be


                                        2


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accomplished at the discretion of the Company either through an amendment to the indentures for the Senior Subordinated Debentures or through distributions from the Disbursing Agent. Accordingly, (i) if the Holders of the Junior Subordinated Debentures do not accept the Plan but the Holders of the Old Preferred Stock accept the Plan, Holders of the Old Preferred Stock will receive New Common
Stock representing 1.25% of the New Common Stock of Reorganized Flagstar, and
(ii) if the Holders of Junior Subordinated Debentures or the Holders of the Old Preferred Stock do not accept the Plan but Holders of the Old Common Stock accept the Plan, Holders of the Old Common Stock will receive the New Warrants.



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PLEASE CHECK THE APPROPRIATE BOX BELOW TO INDICATE YOUR ACCEPTANCE OR REJECTION
OF THE PLAN:

ITEM 1.  AGGREGATE PRINCIPAL AMOUNT OF JUNIOR SUBORDINATED DEBENTURES CLAIMS.

         This Ballot is cast by or on behalf of the beneficial owner of the aggregate principal amount of the Junior Subordinated Debentures indicated immediately below.

------------------------------------------------------------------------------------------------------------------------
           CERTIFICATE NUMBER(S) (IF KNOWN) OR                  AGGREGATE PRINCIPAL AMOUNT OF JUNIOR SUBORDINATED
                 CUSTOMER ACCOUNT NUMBERS                                           DEBENTURES
------------------------------------------------------------------------------------------------------------------------
                                                            $
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------


ITEM 2.  CLASS 6 UNDER THE PLAN (JUNIOR SUBORDINATED DEBENTURES) VOTE.

         The beneficial owner of the aggregate principal amount of Junior Subordinated Debentures set forth in Item 1 votes to (please check one):

                                    [ ] Accept the Plan

                                    [ ] Reject the Plan

ITEM 3. CERTIFICATION AS TO JUNIOR SUBORDINATED DEBENTURES HELD IN ADDITIONAL ACCOUNTS.

         By returning this Ballot, the undersigned certifies that the beneficial owner either (i) has not submitted any other Ballots for Junior Subordinated Debentures held in other accounts or other record names, OR (ii) has provided the information specified in the following table for all other Junior Subordinated Debentures for which the beneficial owner has submitted additional Ballots (please use additional sheets of paper if necessary):


_______________________________         _______________________________________   $___________________________________
         Other Account number             Name of registered holder or nominee      Face amount of Junior Subordinated
                                                                                                Debentures

_______________________________         _______________________________________   $___________________________________
         Other Account number             Name of registered holder or nominee      Face amount of Junior Subordinated
                                                                                                Debentures



ITEM 4. By signing this Ballot, the undersigned certifies that: (a) the beneficial owner has been provided with a copy of the Solicitation Statement and the appendices thereto; (b) the beneficial owner of the face amount of Junior Subordinated Debentures set forth in Item 1 has full power and authority to vote to accept or reject the Plan, (c) such beneficial owner has voted to accept or reject the Plan as set forth in Item 2 above and (d) this Ballot has been executed on behalf of a single beneficial owner. The undersigned also acknowledges that this solicitation of acceptances of the Plan is subject to all the terms and conditions set forth in the Solicitation Statement.



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ITEM 5. By signing this Beneficial Owner Ballot, the undersigned certifies that it either (a) is the registered or record holder of the Junior Subordinated Debentures to which this Ballot pertains and is sending this Ballot directly to the Solicitation Agent, or (b) the beneficial owner of the Junior Subordinated Debentures to which this Ballot pertains and is sending this Ballot to the registered or record holder of, or other nominee of the undersigned, with respect to the Junior Subordinated Debentures to which this Ballot pertains, whom the undersigned hereby authorizes and instructs to (x) execute a Master Ballot reflecting this Beneficial Owner Ballot, and (y) deliver such Master Ballot to the Solicitation Agent.



                                      Name: ____________________________________
                                            (Print or Type)

                                      __________________________________________
                                      Social Security or Federal Tax I.D. No.

                                      Signature: _______________________________

                                      By: ______________________________________
                                          (If Appropriate)

                                      Title: ___________________________________
                                             (If Appropriate)

                                      Address: _________________________________
                                               Street

                                      __________________________________________
                                      City, State and Zip Code

                                      Telephone Number: (___)___________________



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                  INSTRUCTIONS FOR COMPLETING THE MASTER BALLOT


                  THE BALLOT IS NOT A LETTER OF TRANSMITTAL AND MAY NOT BE USED FOR ANY PURPOSE OTHER THAN TO VOTE TO ACCEPT OR REJECT THE PLAN. Accordingly, holders should NOT surrender certificates representing their securities in connection with voting on the Plan, and neither the Company nor the Solicitation Agent will accept delivery of any such certificates tendered together with this Master Ballot.

                   Surrender of Junior Subordinated Debentures for exchange may only be made pursuant to a letter of transmittal which will be furnished subsequently by the Company.

                  To have your vote count, you must complete, sign and return this Ballot so that it is received by the Solicitation Agent not later than 5:00 p.m., Eastern time, on _______________, 1997, unless extended at the sole discretion of the Company. Incomplete Ballots will not be counted.

                  IF YOU ARE THE REGISTERED HOLDER AND NOT THE BENEFICIAL OWNER, PLEASE FORWARD THE BALLOT TOGETHER WITH THE SOLICITATION STATEMENT TO THE BENEFICIAL OWNER.

                  To properly complete the Ballot, you must follow the procedures described below:

                           (a) make sure that the information required by Item 1
                  has been inserted; if you do not know the principal amount of Junior Subordinated Debentures held by you, please contact either the Solicitation Agent, your broker or your nominee;

                           (b) cast one vote to accept or reject the Plan by
                  checking the proper box in Item 2 for the Junior Subordinated Debentures held by you;

                           (c) provide the information required by Item 3 if the
                  beneficial owner has submitted any other Ballots for Junior Subordinated Debentures held in other accounts or other record names;

                           (d)      sign and date your Ballot;

                           (e) If you believe that you have received the wrong
                  Ballot, please contact either the Company or your broker or your nominee immediately;

                           (f) if you believe you are completing this Ballot on
                  behalf of another entity, indicate your relationship with such entity and the capacity in which you are signing;

                           (g) provide your name and mailing address if
                  different from the printed address which appears on the Ballot, or if no preprinted address appears on the Ballot;

                           (h) please use additional sheets of paper if
                  additional space is required to respond to any item on the Ballot (clearly marked to indicate the applicable item of the Ballot); and

                           (i) return your Ballot using the enclosed return
                  envelope. IF YOU RECEIVED A RETURN ENVELOPE ADDRESSED DIRECTLY TO THE SOLICITATION AGENT, PLEASE MAIL YOUR BALLOT SO THAT IT WILL BE RECEIVED BY THE DEADLINE. IF YOU RECEIVED A RETURN ENVELOPE ADDRESSED TO A BROKER, BANK, NOMINEE OR PROXY INTERMEDIARY, YOU MUST RETURN YOUR BALLOT EARLY ENOUGH FOR YOUR VOTE TO BE PROCESSED AND THEN FORWARDED TO THE SOLICITATION AGENT BY THE DEADLINE. PLEASE ALLOW ADDITIONAL TIME.



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                  YOUR BALLOT SHOULD BE FORWARDED IN AMPLE TIME FOR YOUR VOTE TO
BE RECEIVED BY THE SOLICITATION AGENT BY 5:00 P.M., EASTERN TIME, ON ____________, 1997, UNLESS EXTENDED (THE "DEADLINE"), OR YOUR VOTE WILL NOT BE COUNTED.

                  o IF YOU RECEIVED A RETURN ENVELOPE ADDRESSED DIRECTLY TO THE SOLICITATION AGENT, PLEASE MAIL YOUR BALLOT SO THAT IT WILL BE RECEIVED BY THE DEADLINE.

                  o IF YOU RECEIVED A RETURN ENVELOPE ADDRESSED TO A BROKER, BANK, NOMINEE OR PROXY INTERMEDIARY, YOU MUST RETURN YOUR BALLOT EARLY ENOUGH FOR YOUR VOTE TO BE PROCESSED AND THEN FORWARDED TO THE SOLICITATION AGENT BY THE DEADLINE. PLEASE ALLOW ADDITIONAL TIME.

                  o IF YOU DID NOT RECEIVE A RETURN ENVELOPE WITH YOUR BALLOT PLEASE CONTACT YOUR BROKER OR NOMINEE.



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                     (THIS PAGE IS FOR USE AS A PROXY ONLY.
                IT NEED NOT BE COMPLETED AS PART OF THE BALLOT)


                              PROXY WITH RESPECT TO
                         SOLICITATION OF ACCEPTANCES FOR
                                       THE
                            PLAN OF REORGANIZATION OF
                FLAGSTAR COMPANIES, INC. AND FLAGSTAR CORPORATION
                         FROM THE HOLDERS OF OUTSTANDING

               FLAGSTAR CORPORATION JUNIOR SUBORDINATED DEBENTURES


                  The undersigned hereby irrevocably appoints __________________
________________________________________________________________________________
as attorney and proxy of the undersigned, with full power of substitution, to vote to accept or reject the Plan (as defined below) with respect to the Junior Subordinated Debentures of Flagstar Corporation (the "Junior Subordinated Debentures"), pursuant to the Solicitation Statement dated ____________, 1997, in which Flagstar is soliciting acceptances from record holders of the Junior Subordinated Debentures as of the close of business on _______, 1997 (the "Record Date") for its plan of reorganization under Chapter 11 of the United States Bankruptcy Code (the "Plan"), with all the power the undersigned would possess if voting personally. THIS PROXY IS IRREVOCABLE AND IS COUPLED WITH AN INTEREST AND SHALL EXPIRE ON THE DEADLINE (____________, 1997 UNLESS EXTENDED BY THE COMPANY).


Name(s): ________________________    Signature(s): _____________________________

         ________________________                  _____________________________

                                     By:           _____________________________

                                     Title:        _____________________________

                                     Dated:        _____________________________


                                     Signatures Guaranteed By:

                                     ___________________________________________
                                                 (Name of Institution)

                                     ___________________________________________
                                                  Authorized Signature

                                     ___________________________________________
                                                         Title

Principal Amount of
Junior Subordinated Debentures Owned:  $________________________________________


         This proxy must be executed by the record holder(s) at the close of business on the Record Date in exactly the same manner as the name(s) appear(s) on the Junior Subordinated Debentures to which this proxy relates. If the Junior Subordinated Debentures to which this proxy relates are held of record by two or more joint holders on


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the Record Date, all such holders must sign this proxy. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and must submit proper evidence satisfactory to the Company and the Solicitation Agent of such person's authority so to act. If Junior Subordinated Debentures owned by the record holder on the Record Date are registered in different names, separate proxies must be executed covering each form of registration. Unless the record holder on the Record Date is a member of an authorized signature guarantee program recognized by the Company (an "Eligible Institution"), this proxy must be guaranteed by an Eligible Institution confirming the right of the signatory to the Ballot to execute such Ballot on behalf of the record holder.

         Except as otherwise provided in this Proxy, all signatures on this Proxy must be guaranteed by an institution that is a member of a Signature Guarantee Program (an "Eligible Guarantor Institution") recognized by the Solicitation Agent (i.e., the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchanges Medallion Program (SEMP), and the New York Stock Exchanges Medallion Signature Program (MSP)), unless expressly waived by the Company. Signatures on this Proxy need not be guaranteed if this Proxy is for Junior Subordinated Debentures held for the account of an Eligible Guarantor Institution. IN ALL OTHER CASES ALL SIGNATURES MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION.



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